   As filed with the Securities and Exchange Commission on March 30, 2000
                                                Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 ---------------


                               WORLD ACCESS, INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                                          58-2398004
   (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                           Identification No.)



         945 EAST PACES FERRY ROAD, SUITE 2200, ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)

               WORLD ACCESS, INC. OUTSIDE DIRECTORS' WARRANT PLAN,
                 WORLD ACCESS, INC. 1998 INCENTIVE EQUITY PLAN,
              FACILICOM INTERNATIONAL, INC. 1998 STOCK OPTION PLAN
                                       AND
          FACILICOM INTERNATIONAL, INC. 1999 SPECIAL STOCK OPTION PLAN
                            (Full title of the plans)

                                 ---------------

            MARK A. GERGEL                                   COPY TO:
     EXECUTIVE VICE PRESIDENT AND                  LEONARD A. SILVERSTEIN, ESQ.
        CHIEF FINANCIAL OFFICER                     LONG ALDRIDGE & NORMAN LLP
          WORLD ACCESS, INC.                        303 PEACHTREE STREET, N.E.
       945 EAST PACES FERRY ROAD                            SUITE 5300
              SUITE 2200                           ATLANTA, GEORGIA  30308-3201
        ATLANTA, GEORGIA  30326                           (404) 527-4000
(Name and address of agent for service)
            (404) 231-2025
(Telephone number, including area code,
         of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
Title of                                   Proposed                 Proposed
securities               Amount             maximum                  maximum              Amount of
to be                     to be         offering price              aggregate           registration
registered            registered(1)      per share(2)           offering price(2)           fee
------------------------------------------------------------------------------------------------------
Common Stock,         1,200,000(3)      $21.875                $  26,250,000.00          $ 6,930.00
$.01 par value        2,500,000(4)      $21.875                $  54,687,500.00          $14,437.50
per share               495,557(5)      $ 2.690                $   1,333,048.33              351.92
                      2,000,000(6)      $15.000                $  30,000,000.00            7,920.00
Total                 6,195,557              --                $ 112,270,548.33          $29,639.42
======================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act, an undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, as a result of events such as stock splits, stock dividends or similar transactions.
(2) The offering price for the 495,557 shares subject to currently outstanding options under the FaciliCom International, Inc. 1998
         Stock Option Plan assumed by World Access and the 2,000,000 shares subject to currently outstanding options under the FaciliCom International, Inc. 1999 Special Stock Option Plan assumed by
         World Access is based on the applicable option exercise prices for each currently outstanding option pursuant to Rule 457(h).
         The average exercise price for the options issued under the FaciliCom International, Inc. 1998 Stock Option Plan assumed by
         World Access is $2.69 per share, and the total exercise price for all such options is $1,333,048. The exercise price for each option issued under the FaciliCom International, Inc. 1999 Special Stock Option Plan assumed by World Access is $15.00 per share, and the total exercise price for all such options is $30,000,000. The offering price for the 3,700,000 shares issuable under the World Access, Inc. Outside Directors' Warrant Plan and the World Access,
         Inc. 1998 Incentive Equity Plan is not presently determinable.
         The offering price for such shares is estimated pursuant to Rule
         457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of our common stock on March 23, 2000 as quoted on the Nasdaq National Market.
(3) Represents an additional 1,200,000 shares of common stock issuable pursuant to the World Access, Inc. Outside Directors' Warrant Plan.
(4) Represents an additional 2,500,000 shares of common stock issuable pursuant to the World Access, Inc. 1998 Incentive Equity Plan.
(5) Represents shares of common stock issuable upon the exercise of options issued pursuant to the FaciliCom International, Inc. 1998 Stock Option Plan assumed by World Access effective as of December 7, 1999.
(6) Represents shares of common stock issuable upon the exercise of options issued or issuable pursuant to the FaciliCom International, Inc. 1999 Special Stock Option Plan assumed by World Access effective as of December 7, 1999.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this registration statement and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and future filings made with the Commission will automatically update and supersede this information. We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling shareholders sell all their shares covered by this registration statement.

         We have filed the following documents with the Commission:

         - Our Annual Report on Form 10-K for the year ended December 31, 1999, filed March 30, 2000 (File Number 0-29782);

         - Our Current Report on Form 8-K filed March 1, 2000 relating to the acquisition of WorldxChange (event date: February 11, 2000) (File Number 0-29782);

         - Our Current Report on Form 8-K filed March 1, 2000 relating to the acquisition of STAR Telecommunications (event date:
                  February 11, 2000) (File Number 0-29782);

         - Our Current Report on Form 8-K filed February 28, 2000 (event date: February 11, 2000) (File Number 0-29782);

         - Our Current Report on Form 8-K/A filed February 22, 2000 (event date: December 7, 1999) (File Number 0-29782);

         - Our Current Report on Form 8-K filed February 9, 2000 (event date: February 2, 2000; and

         - Our description of common stock included in the Registration Statement on Form S-4 (No. 333-67025), as filed with the Commission on November 10, 1998.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Long Aldridge & Norman LLP, Atlanta, Georgia, has passed upon certain legal matters regarding the securities registered hereby. LAN Equities Partnership, L.P., an affiliate of Long Aldridge & Norman LLP, is the owner of 68,542 shares of World Access common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its security holders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Articles X and XI of the World Access, Inc. Restated Certificate of Incorporation provide for indemnification of directors, officers and employees to the fullest extent permissible under the DGCL.

         Officers and directors of World Access are presently covered by insurance which (with certain exceptions and with certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by World Access as permitted by the DGCL.

         World Access has entered into separate indemnification agreements with its directors and non-director officers at the level of Vice President and above. These indemnification agreements provide as follows:

         - there is a rebuttable presumption that the director or officer has met the applicable standard of conduct required for indemnification;

         - World Access will advance litigation expenses to a director or officer at his request provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses;

         - World Access will indemnify a director of officer for amounts paid in settlement of a derivative suit;

         - in the event of a determination by the disinterested members of the board of directors or independent counsel that a director or officer did not meet the standard of conduct required for indemnification, the director or officer may contest this determination by petitioning a court or commencing any arbitration proceeding conducted by a single arbitrator pursuant to the rules of the American Arbitration Association to make an independent determination of whether such director or officer is entitled to indemnification under his indemnification agreement; and

         - World Access will reimburse a director or officer for expenses incurred enforcing his rights under his indemnification agreement.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                                  DESCRIPTION
------                                  -----------

4.1                     Third Amendment to the World Access, Inc. Outside Directors' Warrant Plan  (incorporated by reference to
                        Exhibit 10.21 to World Access' Form 10-K for the year ended December 31, 1998, filed April 9, 1999).

4.2                     First Amendment to the World Access, Inc. 1998 Incentive Equity Plan (incorporated by reference to
                        Exhibit 10.32 to World Access' Form 10-K for the year ended December 31, 1999, filed March 30, 2000).

4.3                     FaciliCom International, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.19 to
                        FaciliCom's Form 10-K for the year ended September 30, 1998, filed December 28, 1998).

4.4                     FaciliCom International, Inc. 1999 Special Stock Option Plan (incorporated by reference to
                        Exhibit 10.33 to World Access' Form 10-K for the year ended December 31, 1999, filed March 30, 2000).

5                       Opinion of Long Aldridge & Norman LLP.

23.1                    Consent of Ernst & Young LLP with respect to the financial statements of World Access, Inc.

23.2                    Consent of PricewaterhouseCoopers LLP with respect to the financial statements of World Access, Inc.

23.4                    Consent of Long Aldridge & Norman LLP (included in its opinion filed as
                        Exhibit 5 hereto).

24.1                    Powers of Attorney (included in signature pages to this Registration Statement).


ITEM 9.  UNDERTAKINGS

A.       RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, because this registration statement is on Form S-8, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         C. INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on March 29, 2000.

                             WORLD ACCESS, INC.


                             BY: /s/ John D. Phillips
                                -----------------------------------------
                                John D. Phillips
                                Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John D. Phillips and Mark A. Gergel, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of March 29, 2000.


        SIGNATURES                                    Title
        ----------                                    -----
 /s/ John D. Phillips
---------------------------               Chairman and Chief Executive Officer
     John D. Phillips                       (Principal Executive Officer)

 /s/ Mark A. Gergel
---------------------------               Executive Vice President and Chief
     Mark A. Gergel                        Financial Officer (Principal Financial
                                            Officer)
 /s/ Martin D. Kidder
---------------------------               Vice President and Corporate Controller
     Martin D. Kidder                       (Principal Accounting Officer)

 /s/ Walter J. Brumeister
---------------------------               Director
     Walter J. Burmeister

 /s/ Kirby J. Campbell
---------------------------               Director
     Kirby J. Campbell


/s/ Bryan Cipoletti
----------------------------               Director
      Bryan Cipoletti

/s/ Stephen J. Clearman
----------------------------               Director
    Stephen J. Clearman

/s/ John P. Imlay, Jr.
----------------------------               Director
    John P. Imlay, Jr.

/s/ Massimo Prelz Oltramonti
----------------------------               Director
 Massimo Prelz Oltramonti

/s/ John P. Rigas
----------------------------               Director
       John P. Rigas

/s/ Carl E. Sanders
----------------------------               Director
      Carl E. Sanders

/s/ Dru A. Sedwick
----------------------------               Director
      Dru A. Sedwick

/s/ Lawrence C. Tucker
----------------------------               Director
    Lawrence C. Tucker

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
------                              -----------

4.1                     Third Amendment to the World Access, Inc. Outside Directors' Warrant Plan (incorporated by reference to
                        Exhibit 10.21 to World Access' Form 10-K for the year ended December 31, 1998, filed April 9, 1999).

4.2                     First Amendment to the World Access, Inc. 1998 Incentive Equity Plan (incorporated by reference to
                        Exhibit 10.32 to World Access' Form 10-K for the year ended December 31, 1999, filed March 30, 2000).

4.3                     FaciliCom International, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.19 to
                        FaciliCom's Form 10-K for the year ended September 30, 1998, filed December 28, 1998).

4.4                     FaciliCom International, Inc. 1999 Special Stock Option Plan (incorporated by reference to
                        Exhibit 10.33 to World Access' Form 10-K for the year ended December 31, 1999, filed March 30, 2000).

5                       Opinion of Long Aldridge & Norman LLP.

23.1 Consent of Ernst & Young LLP with respect to the financial statements of World Access, Inc.

23.2 Consent of PricewaterhouseCoopers LLP with respect to the financial statements of World Access, Inc.

23.3                    Consent of Long Aldridge & Norman LLP (included in its opinion filed as Exhibit 5 hereto).

24.1                    Powers of Attorney (included in signature pages to this Registration Statement).